UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2006

Dyadic International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	333-102629	45-0486747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida	33477
(Address of principal executive offices)	(Zip Code)

(561) 743-8333
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2006, the maturity date of the Revolving Note held by the Mark A. Emalfarb Trust U/A/D October 1, 1987 (the “Emalfarb Trust”) was extended from January 1, 2007 to January 1, 2008, by Dyadic International, Inc. (the “Company”) entering into the Third Amendment to the Revolving Note. The Revolving Note, which has a combined principal and accrued interest balance of approximately $2,440,900 as of April 30, 2006 and is secured by all of the Company’s assets, was not otherwise modified by such Third Amendment. The Emalfarb Trust has as its beneficiary Mark A. Emalfarb, the Chief Executive Officer, President and Chairman of the Company.

Item 8.01 Other Events

On May 1, 2006, the Company’s two largest stockholders, the Emalfarb Trust and the Francisco Trust U/A/D dated February 28, 1996 (the “Francisco Trust”), increased their stock ownership in the Company by 251,298 and 222,537 shares of common stock, respectively, as a result of converting in full their convertible promissory notes due January 1, 2007, at an exercise price of $3.33 per share.

The Emalfarb Trust received 251,298 shares of common stock upon the conversion in full of its convertible promissory note which had combined principal and accrued interest of $836,824.15 as of May 1, 2006. The Francisco Trust received 222,537 shares of common stock upon the conversion in full of its convertible promissory note which had combined principal and accrued interest of $741,047.91 as of May 1, 2006. The Francisco Trust has as its beneficiaries the spouse and children of Mr. Emalfarb. Both convertible promissory notes have been satisfied in full and cancelled. Accrued interest for the month of April 2006 was not included in the conversion and will be paid to the Emalfarb Trust and the Francisco Trust according to the terms of the convertible promissory notes.

Subsequent to the conversion of the convertible promissory notes, the Emalfarb Trust owns 5,822,125 shares and the Francisco Trust owns 4,769,578 shares, representing 24.3% and 19.9%, respectively, of the Company’s outstanding shares of common stock as of May 1, 2006.

In addition, during April 2006, the Company received an aggregate of $2,119,882 in proceeds related to the exercises of the following instruments: (i) warrants to purchase an aggregate of 495,460 shares of common stock, at an exercise price of $3.33 per share, (ii) warrants to purchase 50,000 shares of common stock for an exercise price of $5.50 per share, and (iii) stock options to purchase an aggregate of 47,417 shares of common stock, with exercise prices ranging from $2.08 to $4.50 per share.

The Company has issued a press release reporting these events, which is attached hereto as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated May 3, 2006
10.12	Third Amendment dated April 30, 2006 to Revolving Note dated as of May 29, 2003 by and between Dyadic International, Inc. and The Mark A. Emalfarb Trust U/A/D dated October 1, 1987

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                      DYADIC INTERNATIONAL, INC.

Date: May 3, 2006     By:  _______________________________
Name: Mark A. Emalfarb
Title:	President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated May 3, 2006
10.12	Third Amendment dated April 30, 2006 to Revolving Note dated as of May 29, 2003 by and between Dyadic International, Inc. and The Mark A. Emalfarb Trust U/A/D dated October 1, 1987